Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Form S-1 Registration Statement of China Kangtai Cactus Bio-Tech Inc. of my report dated March 31, 2011, relating to the audits of the consolidated financial statements of China Kangtai Cactus Bio-Tech Inc. and subsidiaries for the years ended December 31, 2010 and 2009.

I also consent to the use of the firm’s name in the EXPERTS paragraph of the Registration Statement.

/s/Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
April 26 , 2011